Exhibit 99.1

Capitalization

The following table sets forth our cash and cash equivalents and our capitalization as of September 30, 2022 on:

•	an actual basis; and

•
a pro forma basis, to give effect to (a) the approval by our stockholders at the 2022 Annual Meeting to increase the number of authorized shares of common stock under our amended and restated articles of incorporation to 450,000,000, (b) the issuance and sale of 375,000,000 shares of common stock in this Rights Offering and our receipt of the proceeds from this Rights Offering (based on the subscription price), after deducting estimated offering expenses, and (c) the repayment of the Notes as required under the Note Purchase Agreement.

The pro forma information set forth below is illustrative only and will be adjusted based on the number of shares actually sold. You should read this information in conjunction with our consolidated financial statements and notes thereto incorporated by reference into this prospectus.

	As of September 30, 2022
(in thousands, except share and per share amounts)	Actual	Pro Forma(1)
Cash and cash equivalents	$88,075	$123,947
Convertible notes	125,000	—
Stockholders’ equity (deficit):
Preferred stock, $0.0001 par value per share; 5,000,000 shares authorized, no shares issued and outstanding, actual; 5,000,000 shares authorized, no shares issued or outstanding, pro forma	—	—
Common stock, $0.0001 par value per share; 300,000,000 shares authorized, 39,411,069 shares issued and outstanding, actual; 450,000,000 shares authorized and 414,411,069 shares issued and outstanding, pro forma	4	41
Additional paid-in capital	434,200	619,163
Accumulated deficit	(470,528)	(495,528)
Total stockholders’ (deficit) equity	(36,324)	123,676

Total capitalization	$88,676	$123,676

(1)
The pro forma information set forth below assumes the Rights Offering is consummated by November 25, 2022 and is fully subscribed. We intend to complete the Rights Offering on or before November 25, 2022, unless our board of directors elects to extend the Rights Offering in its discretion. Assuming we complete the Rights Offering by November 25, 2022 but our existing stockholders subscribe to purchase less than 75 million shares, or we elect to extend the Rights Offering and it is completed after November 25, 2022 but by December 24, 2022, we have agreed to issue and sell, and the Noteholders have agreed to purchase, up to an additional $25 million of Notes, subject to the terms and conditions of the Note Purchase Agreement. The estimated net proceeds we will receive from the Rights Offering and the sale of any additional Notes to the Noteholders, after the payment of approximately $2.5 million of estimated expenses of the offering and the repayment of the Notes at their Repayment Value from the proceeds of the offering, will range from only $22.5 million to $35.0 million. For more information, please refer to “Questions & Answers — How will the Note Purchase Agreement and Rights Offering affect our common stock?”

The number of shares of our common stock to be outstanding after this offering reflected in the table above is based on 39,411,069 shares of common stock outstanding as of September 30, 2022 on a pro forma basis, and excludes:

•	5,465,122 shares of our common stock issuable upon the exercise of outstanding stock options as of September 30, 2022, with a weighted-average exercise price of $4.69 per share;

•
3,278,735 shares of our common stock issuable upon the vesting of restricted stock units (“RSUs”) and 80,000 shares of our common stock issuable upon the vesting of performance-based RSUs as of September 30, 2022;

•
9,307,482 shares of our common stock reserved for issuance under the 2020 Incentive Award Plan (the “2020 Plan”), of which 5,144,707 are available for issuance in connection with grants of future awards; and

•	1,327,567 shares of our common stock reserved for future issuance under our 2020 Employee Stock Purchase Plan (the “ESPP”).

Dilution

Purchasers of our common stock in the Rights Offering will experience an immediate dilution of the net tangible book value per share of our common stock. Our historical net tangible book value as of September 30, 2022, was $(45.0) million, or $(1.14) per share of our common stock. Net tangible book value per share is equal to our total net tangible book value, which is our total tangible assets less our total liabilities, divided by the number of shares of our outstanding common stock. Dilution per share equals the difference between the amount per share paid by purchasers of shares of our common stock in the Rights Offering and the net tangible book value per share of our common stock immediately after the Rights Offering. Our pro forma net tangible book value as of September 30, 2022 was $116.1 million, or $0.28 per share, based on the total number of shares of our common stock outstanding as of September 30, 2022, assuming we complete this Rights Offering by November 25, 2022 and after giving effect to (a) the approval by our stockholders at the 2022 Annual Meeting to increase the number of authorized shares of common stock under our amended and restated articles of incorporation to 450,000,000, (b) the issuance and sale of 375,000,000 shares of common stock in this Rights Offering and our receipt of the proceeds from this Rights Offering (based on the subscription price), after deducting estimated offering expenses of approximately $2.5 million, and (c) the repayment of the Notes as required under the Note Purchase Agreement.

The following table illustrates this per-share dilution on a pro forma basis, on the assumptions and after giving effect to the adjustments described above.

Subscription Price		$0.50
Net tangible book value per share as of September 30, 2022	$(1.14)
Pro forma net tangible book value per share as of September 30, 2022	0.28
Increase in pro forma net tangible book value per share	1.42
Dilution in net tangible book value per share to stockholders participating in this offering		$0.22

We intend to complete the Rights Offering on or before November 25, 2022, unless our board of directors elects to extend the Rights Offering in its discretion. Assuming we complete the Rights Offering by November 25, 2022 but our existing stockholders subscribe to purchase less than 75 million shares, or we elect to extend the Rights Offering and it is completed after November 25, 2022 but by December 24, 2022, we have agreed to issue and sell, and the Noteholders have agreed to purchase, up to an additional $25 million of Notes, subject to the terms and conditions of the Note Purchase Agreement. The estimated net proceeds we will receive from the Rights Offering and the sale of any additional Notes to the Noteholders, after the payment of $2.5 million of estimated expenses of the offering and the repayment of the Notes at their Repayment Value from the proceeds of the offering, will range from only $22.5 million to $35.0 million, on a pro forma basis. Such net proceeds to us and the per share dilution on a pro forma basis will vary as follows:

•
If we complete the Rights Offering by November 25, 2022 and our existing stockholders subscribe for at least 75 million shares, such net proceeds we will receive will be approximately $35.0 million and our pro forma net tangible book value per share as of September 30, 2022, our increase in pro forma net tangible book value per share and the dilution in net tangible book value per share to stockholders participating in the offering, will be as set out in the table above.

•
If we complete the Rights Offering by November 25, 2022 and our existing stockholders subscribe for fewer than 75 million shares, for each 25 million fewer shares less than 75 million shares that they purchase, we will receive $4.2 million less in net proceeds, our pro forma net tangible book value per share as of September 30, 2022 will decrease by $0.01 per share, our increase in pro forma net tangible book value per share will decrease by $0.01 per share, and the dilution in net tangible book value per share to stockholders participating in the offering will increase by $0.01 per share.

•
If we complete the Rights Offering by November 25, 2022 and our existing stockholders subscribe for no shares, such net proceeds we will receive will be approximately $22.5 million, our pro forma net tangible book value per share as of September 30, 2022 would be $0.25, and our increase in pro forma net tangible book value per share would be $1.39.

•
If we do not complete the Rights Offering by November 25, 2022, such net proceeds we will receive will be approximately $22.5 million, our pro forma net tangible book value per share as of September 30, 2022 would be $0.25, our increase in pro forma net tangible book value per share would be $1.39, and the dilution in net tangible book value per share to stockholders participating in the offering would be $0.25.

The information above is as of September 30, 2022 and excludes the following:

•	5,465,122 shares of our common stock issuable upon the exercise of outstanding stock options as of September 30, 2022, with a weighted-average exercise price of $4.69 per share;

•	3,278,735 shares of our common stock issuable upon the vesting of RSUs and 80,000 shares of our common stock issuable upon the vesting of performance-based RSUs as of September 30, 2022;

•	9,307,482 shares of our common stock reserved for issuance under the 2020 Plan, of which 5,144,707 are available for issuance in connection with grants of future awards; and

•	1,327,567 shares of our common stock reserved for future issuance under the ESPP.

To the extent that outstanding options are exercised or restricted stock units vest and are settled, the investors purchasing our common stock in this Rights Offering will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations. To the extent that additional capital is raised through the sale of securities, the issuance of those securities could result in further dilution to our stockholders.